January 1, 1996




NI HAWAII RESORT, INC.
c/o 745 Fort Street, 8th Floor
Honolulu, Hawaii  96813

     Re:  Nonrecourse Open Account for Off-Site Improvements

Gentlemen:

     The undersigned hereby promises to pay to NI HAWAII RESORT, INC., a Hawaii corporation ("NI"), at its office located at 745 Fort Street, 8th Floor, Honolulu, Hawaii 96813, or such other place as NI may from time to time designate in writing, in lawful money of the United States, the principal sum of FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($4,750,000.00), or as much thereof as is advanced and outstanding hereunder, together with interest thereon at the rate of six percent (6%) per annum commencing on January 1, 1995 and continuing thereafter until the earlier to occur of: (1) January 1, 1999; or (2) termination or assignment of the Hotel Ground Lease which is described below. Interest shall be calculated, but not compounded, on the basis of a 365-day year for a 366-day year as the actual case may be and the actual number of days elapsed. Any principal, interest and other amounts which may be due and owing hereunder on the earlier to occur of: (1) termination or assignment of that certain Hotel Ground Lease effective as of January 1, 1996, as amended, covering the Ritz-Carlton, Kapalua; or (2) January 1, 1999, shall be forgiven and the undersigned shall have no further obligation with respect to such amounts. At such time and to evidence the foregoing, NI shall execute and deliver to the undersigned such documents and cancellations of documents as the undersigned may reasonably require. "Assignment" as used herein shall be as defined in item 5 of the Side Agreement by and between NI and the undersigned dated January 1, 1996.

     Principal and interest of this open account shall be paid by offsetting any rents payable to the undersigned, as Lessor, by NI, as Lessee, under that certain Hotel Ground Lease effective as of January 1, 1996, as amended from time to time, covering the Ritz-Carlton, Kapalua. All payments shall be applied first to the payment of interest on the then unpaid balance, with any balance used to reduce the principal.

     There shall be no liability by the undersigned with respect to this open account, or any payments of principal or interest thereunder, it being a condition of this open account that it is nonrecourse as to the undersigned and that NI must look solely to said rents for any payments or other liabilities hereunder.

     This open account may be prepaid in whole or in part without penalty.

     If there is any default hereunder, the undersigned further promises to pay reasonable attorneys' fees and costs incurred by NI in connection with any such default or in any action or other proceeding brought to enforce any of the provisions of this open account, subject to the above-nonrecourse provisions.

     Please indicate your agreement with this letter by signing in the space provided and returning an executed copy to the undersigned.

MAUI LAND & PINEAPPLE COMPANY, INC.


   /S/ DON YOUNG
By________________________________________
 Name:  DON YOUNG
 Title:  EXECUTIVE VICE PRESIDENT/RESORT


   /S/ PAUL J. MEYER
By________________________________________
  Name:  PAUL J. MEYER
  Title:  EXECUTIVE VICE PRESIDENT/FINANCE



AGREED and ACKNOWLEDGED this
9TH day of January, 1996.

NI HAWAII RESORT, INC.

   /S/ T. OKUYAMA
By________________________________________
   Name:  T. OKUYAMA
   Title:  VICE PRESIDENT-SECRETARY


By________________________________________
   Name:
   Title: